Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), Joseph L. Jackson, Chief Executive Officer and Director (Principal Executive Officer) of WageWorks, Inc. (the “Company”), and Richard T. Green, Chief Financial Officer (Principal Financial Officer) of the Company, each hereby certifies that, to the best of his knowledge:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2012, to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 26, 2013

/s/ Joseph L. Jackson
Name:	Joseph L. Jackson
Title:	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Richard T. Green
Name:	Richard T. Green
Title:	Chief Financial Officer (Principal Financial Officer)